DAVIDSON & COMPANY
Chartered Accountants
A Partnership of Incorporated Professionals

Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of Heartland Oil and Gas Corp. (formerly Adriatic Holdings Limited) of our report dated May 21, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

/s/ Davidson & Company
"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

August 28, 2003